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                                                                     Exhibit 8.2




                               September 17, 2002



                                                                     39267-00017




(212) 351-4000


Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001

         Re:      SENIOR CONVERTIBLE NOTES DUE 2032

Ladies and Gentlemen:

         We have acted as tax counsel to Horace Mann Educators Corporation, a Delaware corporation (the "Company"), in connection with the issuance of $353,500,000 principal amount of Senior Convertible Notes due 2032 (the "Notes").

         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including Pre-Effective Amendment No. 1 to the Shelf Registration Statement of the Company on Form S-3 dated September 17, 2002, filed with the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration of the Notes under the Securities Act of 1933 (the "Act"), and the Prospectus of the Company that is contained therein (the "Shelf Registration Statement"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

         Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the issuance of the Notes and their registration set forth in the Shelf Registration Statement; (ii) the conformity of the Notes to the terms set forth in the Shelf Registration Statement; (iii) the accuracy of representations made to us by the Company, which are set forth in the certificate delivered to us by the Company, dated May 8, 2002; and (iv) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the registration of the Notes will be consummated in the manner contemplated by the Shelf Registration Statement.

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Horace Mann Educators Corporation
September 17, 2002
Page 2


         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that the disclosure of the material federal income tax consequences of the purchase, ownership and disposition of the Notes in the Shelf Registration Statement under the heading "Material United States Federal Income Tax Consequences," to the extent such disclosure discusses matters of law and legal conclusions, is correct in all material respects, subject to the limitations set forth therein.

         We express no opinion concerning any tax consequences associated with the Notes other than those specifically set forth herein.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Notes, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

         This opinion is furnished to you solely for your benefit in connection with the Notes and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Material United States Federal Income Tax Consequences" in the Shelf Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Shelf Registration Statement and to the filing of our opinion dated May 8, 2002 as Exhibit 8.1 to the Shelf Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,



                                GIBSON, DUNN & CRUTCHER LLP




DWM/JMT/MKP